Exhibit 10.41

English Translation

Lease Contract

Of

Guangzhou Goldlion Digital Network Center

(For office building only)

Article 1 Parties

Lessor (Party A): Guangzhou Goldlion City Property Co., Ltd.

Lessee (Party B): Quan Toodou Network Science and Technology Co., Ltd.

This Contract, a lease renewal contract for the Guangzhou Goldlion Digital Network Center Lease Contract (Contract No.: Suizubei No. 809800300, hereinafter referred to as the “Original Contract”) executed by and between Party A and Party B on February 18, 2008, is entered into by and between Party A and Party B through friendly negotiation pursuant to the relevant national, provincial and municipal laws, regulations and rules on the basis of the principles of equality and free will.

Article 2 Party A agrees to lease the Room#02-03 (housing ownership certificate no. QiangZi No. 69373, hereinafter referred to as the “Leased Premises”) of the twenty-ninth floor designated by the Party A (twenty-seventh natural floor) of No. 138, East Tiyu Road, Tianhe District to Party B for office purpose. The construction area of the Leased Premises is 310.4504 square meters. For the purpose of this Contract, the term “construction area” includes the public construction area as specified in the Rules on Sales Area Calculation and Public Construction Area Sharing for Commercial Houses issued by the Ministry of Housing and Urban-Rural Development.

Article 3 Rent, property management fee and other fees

(I) Lease term and rent

Lease term	Amount of monthly rent (currency: RMB yuan)
	In figures	In words
February 18, 2010 to April 30, 2011	RMB46,500.00	Renminbi forty-six thousand and five hundred ONLY
MM DD YY to MM DD YY	Remainder of this table is intentionally left blank.
MM DD YY to MM DD YY
MM DD YY to MM DD YY

Note: The lease term shall not be longer than 20 years, otherwise the excessive part of the lease term will be null and void.

(II) Property management fee

1. Property management fee (hereinafter referred to as the “Management Fee”) is Renminbi twenty-nine (RMB29.00) per square meter per month. The construction area is 310.4504 square meters, so the monthly Management Fee is Renminbi nine thousand and three ONLY (RMB9,003.00). When and if the lease term is shorter than one month, the rent shall be calculated on a daily basis.

2. For the items covered by management fee, please see the Goldlion Digital Network Center User Manual.

(III) Electricity fee shall be paid on the basis of the actual electricity consumption as shown on the kilowatt-hour meter installed at the Leased Premises.

(IV) Pursuant to state regulations, each party shall pay its own the taxes hereunder, charges levied by government authorities thereon and the legal handling charges, notary fees, registration fees, etc incurred thereby from execution to performance hereof.

(V) Payment methods

1. Rent and Management Fee shall be prepaid. Upon execution hereof, Party B shall prepay the rent and management fee for one month. If the lease term does not begin on the first day of the month in question, Party A shall calculate and charge the rent and Management Fee for the remaining days of the month in question and deduct the same from the rent and management prepaid by Party B. The balance after such deduction will be used to offset part of the rent and Management Fee payable by Party B for the next month.

2. All the rent, Management Fee, electricity fee and other fees shall be denominated in Renminbi and shall, through such means as bank transfer, bank cheque, bank draft, etc, be paid by Party B by the first day of each month to the bank account designated by Party A.

a.	Rent, Management Fee and electricity fee shall be paid to:

Company name: Guangzhou Yindie Property Management Co. Ltd. (Tel: 020-3878-1000)

Opening bank: China Merchants Bank, Guangzhou Branch

A/C No.: 200883325610003

b. Any other fee shall be paid to the recipient and bank account as indicated on the payment notice.

3. When charging Party B for rent, Management Fee and electricity fee, Party A shall issue to Party A an after-tax invoice.

(VI) Accelerated delivery, acceptance and use of the lease location

If Party A delivers the Leased Premises to Party B for use by the latter before the lease term hereunder begins, Party B, before takeover, shall pay all the amounts payable hereunder and complete all the formalities hereunder. The rent, Management Fee, electricity fee and other related fees shall be accrued on and from the day of such takeover by Party B.

(VII) Overdue fees

1. If Party B fails to pay any fee for more than seven days after the due time, it shall pay to Party A a late fee, which shall be accrued on and from the first day of each month, at a daily rate of 0.1% of the overall payable amount for every day after the due time, and in such a case Party A shall have the right to request and/or authorize the property management company to take corresponding measures to stop Party B from using the Leased Premises as a warning and Party B shall bear any and all consequences and hereby confirms not to initiate any claim in any form against Party A as a result thereof.

2. If Party B fails to pay any rent, Management Fee, electricity fee or any other fee for more than two months after the due time or otherwise defaults, Party A shall have the right to rescind or terminate this Contract and repossess the Leased Premises by sending Party B a written notice at any time without refunding the lease deposit, Management Fee deposit, electricity fee deposit (hereinafter referred to as the “Deposits”) to Party B and to request Party B to pay liquidated damages to Party A in an amount equal to 20% of the total rent accrued during the duration of the lease relationship hereunder (hereinafter referred to as the “Lease Duration”). At this time, Party B shall complete all the formalities necessary to terminate this Contract and, if Party B fails or refuses to do so and/or move out of the Leased Premises before doing so, Party A shall have the right to request any relevant government authority, body or organization to keep evidence or conduct witness and repossess the Leased Premises, and Party B may, within seven days after such government authority, body or organization keeps such evidence or conducts witness, apply to Party A for returning all of Party B’s properties under the custody of Party A, provided that Party B has paid to Party A all the overdue amounts plus all the expenses incurred during the period of such custody. If Party B fails to apply to Party A for returning such properties by the time as specified above, it shall be regarded as having waived ownership of all such properties and at the same time Party A shall have the right to dispose at its own discretion of all such properties, including selling such properties or using the same for any other reasonable purposes, discounting such properties to offset any overdue amounts payable by Party B and all the expenses incurred during the period of custody, and refund the balance (if any) to Party B without interest.

Article 4 Deposits

(I) Payment of Deposits

Party B shall, within five days after execution hereof, pay to Party A the following Deposits:

1. Lease deposit: Renminbi ninety-three thousand ONLY (RMB93,000.00)

2. Management Fee deposit: Renminbi eighteen thousand and six ONLY (RMB18,006.00)

3. Electricity fee deposit: Renminbi three thousand one hundred and five ONLY (RMB3,105.00)

Party A, upon receiving all of the above Deposits, shall issue an invoice to Party B.

All the earnest moneys and Deposits paid by Party B to Party A at the time of executing the lease contract (Contract No.: Suizubei No. 809800300) in 2008 for the Leased Premises will, when the lease term hereunder begins, automatically become the lease deposit, Management Fee deposit and electricity fee deposit for this Contract, so Party B does not have to separately pay any of such Deposits hereunder.

(II) Refunding of Deposits

Upon termination hereof, Party B shall (1) settle all expenses, (2) perform all of its responsibilities and obligations as specified in Article 10 hereof, (3) return the Leased Premises to Party A, and (4) submit to Party A a written application and the original invoice issued by Party A for Deposits (hereinafter referred to as the “Original Invoice”), and Party A shall, within thirty (30) days, refund the Deposits in full to Party B without interest, except where Party A has the right to withhold, deduct, retain or offset such Deposits pursuant to relevant provisions herein. If Party B fails to provide the said Original Invoice, it shall issue to Party A a valid invoice of the same amount or allow Party A to deduct the corresponding tax based on the total amount of the original invoice before refunding the balance, if any, to Party B.

(III) Other related issues

1. Deposits are interest-free.

2. No Deposits paid by Party B shall be used to offset any rent or any other fee during the lease term.

3. If Party B fails to pay any Deposits by the due time, it shall pay a late fee to Party A for every day after the due time at a daily rate of 0.1% of the Deposits and, if it fails to pay the fee in question within seven days after the due time, Party A, in addition to the right to terminate this Contract, shall also have the right to claim all the direct economic losses sustained thereby from Party B pursuant to the provisions of [I. Liabilities for breach of contract] of Article 11 hereof.

4. Party B shall not transfer, assign or pledge its right to recover any of such Deposits to any third party or use any of such Deposits as property guaranty of any third party.

Article 5 Main responsibilities of both parties

1. Each of Party A and Party B shall duly perform its own responsibilities and obligations as provided for in the General Principles of the Civil Law of the People’s Republic of China, the Contract Law of the People’s Republic of China, the Regulations of Guangdong Province on Lease of Urban Houses, the Regulations of Guangzhou Municipality on Lease of Houses and other related laws and regulations.

2. Each of Party A and Party B shall assist and cooperate with related government authorities in house leases, house safety, fire safety, security and elimination of production and sale of fake products.

3. Both parties shall take corresponding measures to prevent the Leased Premises from white ants, rats, cockroaches and any other hazardous insects and neither party shall breed any animals or pets in the Leased Premises.

4. Neither party shall store or allow storage of any weapons, ammunitions or any other explosive or inflammable or otherwise dangerous goods in the Leased Premises.

5. Each of Party A and Party B shall bear and perform its own responsibility hereunder for ensuring people, assets and properties safety and shall bear all the necessary and related expenses.

6. Each of Party A and Party B shall be responsible for keeping confidential all the specific information contained herein. Without the prior written consent of the other party, neither party shall, during the term and within six months after the termination hereof or earlier rescission hereof, disclose or divulge any such specific information hereof to any third party or provide any third party with any business secrets obtained from the other party, including but not limited to financial secrets, technological secrets, business tips and/or any other confidential information and data, whether written, oral or in any other form. If either party hereto discloses any information in violation of this paragraph, it shall pay the non-breaching party the liquidated damages on the basis of the Deposits hereunder.

7. Both parties shall observe their respective responsibilities and liabilities as provided for in relevant Chinese laws, regulations, administrative rules and policies and the Goldlion Digital Network Center User Manual and the Goldlion Digital Network Center Renovation Guide.

Article 6 Rights and obligations of Party A

1. Party A and Guangzhou City Construction & Development Group Co., Ltd, pursuant to the Interim Regulations of PRC Concerning the Assignment and Transfer of the Right to the Use of the State-owned Land in the Urban Areas and other related regulations, signed the land use right transfer contract (Contract No.: (93) Shichengjianzongjizizi No. 10) under which Party A duly and legally acquired the right to use the Plot No.16 located at East Tianhe Road, Guangzhou (land use right certificate No.(Suifu) Guoyong [1994] Zidite 010) for a fifty-year period beginning on July 30, 1994 and ending on July 30, 2044. The plot of land was planned for commerce and office purposes. Party A was approved to build on this plot a new tower integrating offices and shopping facilities and named the tower as Goldlion Digital Network Center. Party A has the right to rename this tower (including shopping facilities) and to change, replace or substitute any existing name at any time without making any compensation to Party B or constituting the termination hereof or any change to any provision herein.

2. Party A hereby represents and warrants that, at the time of executing this Contract, it owns legal ownership of and the right to lease the Leased Premises.

3. The property management company shall be designated by Party A, and Party B shall accept the management by and observe the management rules and systems formulated by the property management company. In case the property management company is replaced, such replacement will not affect the performance hereof by either party hereto. Guangzhou Yindie Property Management Company is designated by Party A as the property management company (hereinafter referred to as the “Property Management Company”) for Goldlion Digital Network Center.

4. Party A shall deliver the Leased Premises and accessory equipment to and for use by Party B pursuant to the provisions herein and, failing which, shall pay Party B liquidated damages, if Party B suffers any loss as a result of such failure on the part of Party A, at a daily rate of 0.1% of the monthly rent for every day after the due time. In case Party A fails to make such delivery within seven days after the due time, Party B shall have the right to (1) wait for Party A to make such delivery and charge the liquidated damages against Party A on the basis of the above-mentioned criteria, or (2) terminate this Contract and in such a case Party A shall refund any and all the Deposits (if already paid Party B) to Party B without interest and Party A shall compensate Party B for any and all direct economic losses sustained by Party B as a result of such failure on the part of Party A and not covered by the afore-said liquidated damages, provided that Party B furnishes the invoices and related evidencing documents for such direct economic losses.

If Party B, not due to any fault on the part of Party A, fails to take over the Leased Premises delivered by Party A, the latter party shall be exempted from any responsibility or liability for compensation. If Party B fails to take over the Leased Premises within seven days after the due time, Party A shall have the right to (1) wait for Party B to take over the Leased Premises and charge Party B liquidated damages at a daily rate of 0.1% of the monthly rent for every day after the due time, or (2) terminate this Contract and in such a case, if Party A has previously charged the required Deposits from Party B, may deduct from such Deposits the rent for the period from the effective date hereof to the date when Party A terminates this Contract before refunding the balance (if any) to Party B without interest and Party B shall compensate Party A for any and all direct economic losses sustained by Party A as a result of such failure on the part of Party B and not covered by the afore-said liquidated damages, provided that Party A furnishes the invoices and related evidencing documents for such direct economic losses.

5. At the time of handover, Party A hands over to Party B the Leased Premises together with the following facilities (details to be indicated on the handover list):

(1)	Fan coil units

(2)	Standalone temperature controllers

(3)	Fire sprinkler heads

(4)	Smoke sensors

Party B shall be responsible for maintenance and servicing of the above-mentioned facilities during the lease term hereunder and, if both parties determine not to renew this Contract after expiration hereof, Party B shall return the Leased Premises to Party A before the termination hereof and, if any of such facilities is damaged before being returned, shall be responsible for maintenance and compensation.

6. If needing to change the use of, expand or rebuild the Leased Premises during the lease term hereunder, Party A shall obtain consent from Party B and, where approvals are required from relevant government authorities, report such intended change, expansion or rebuilding to such government authorities for approvals. If Party B modifies the structure and/or use of the Leased Premises without the prior consent of Party B, causing any damage to the Leased Premises, Party A may rescind this Contract, repossess the Leased Premises and claim losses from Party B.

7. When requested by Party B, Party A shall assist Party B in applying for and obtaining the telecommunication line(s) required by Party B, provided that Party B bears any and all the fees charged by relevant departments on Party A or Party B.

8. Party A shall be responsible for maintenance, repair and cleaning of the Center, including decorative facilities, equipment, etc at public locations. If Party A and Party B have signed the Goldlion Digital Network Center Site Use Agreement (Attachment / ), the above-said public locations do not include the locations for which Party B shall be responsible for cleaning.

9. If Party A needs to enter the Leased Premises for maintenance, environmental protection, burglarproof, fire prevention, disaster prevention, rescue or any other managerial purpose, it shall give Party B 24 hour’s written notice, except in any emergency where Party A shall timely notify Party B thereafter. When exercising this right, Party A shall, wherever and whenever possible, not cause any interference to Party B. Under any such circumstance, Party B shall support and cooperate with Party A.

10. No transfer or mortgage of the Leased Premises by Party A during the lease term hereunder shall affect the continuous performance hereof. Party A shall give Party A at least 3 months’ written notice before transferring the Leased Premises and at least 30 days’ written notice before mortgaging the same.

11. Party A is entitled to and shall observe all of its rights and obligations granted under applicable laws and regulations of the People’s Republic of China, administrative rules and policies as well as the provisions of the Goldlion Digital Network Center User Manual and the Goldlion Digital Network Center Renovation Guide.

Article 7 Rights and obligations of Party B

(I) Execution of this Contract

If Party B is a natural person, he/she, when executing this Contract, shall:

1. Have applied to and obtained the Enterprise Name Pre-Examination and Approval Notice (please see Attachment \ ) from Guangzhou Municipal Administration for Industry and Commerce, and have shown the original and submitted a duplicated copy of this attachment to Party A.

2. Plan to establish “            \            ” with the Leased Premises as the office.

3. Promise to obtain         \    business license of legal entity from the administration for industry and commerce upon its approval (hereinafter referred to as the “License”) within ninety days after the effective date hereof and submit the duplicate of the License to Party A for review (the copy thereof is retained by Party A). After the License is obtained, \ will also become the party performs on behalf of Party B performing this Contract and the Original Contract and Party B and \ shall provide guarantee for each other and carry on the business operations within the scope of business as indicated in the License.

4. If Party B violates any of Chinese laws and regulations in carrying out any operating activity, or if any of Party B’s commodities or services infringes on any trademark, copyright, agency right, patent right or any other right of any third party, or if Party B displays or sells any goods prohibited by the government, Party B shall bear any and all legal consequences and liabilities and Party A shall be exempted from any joint and several liability and from any liability for compensation. If Party B breaches any of its above promises, Party A, in addition to rescinding this Contract in accordance with the relevant provisions of Article 11 hereof, shall have the right to request Party B to compensate Party A for any goodwill loss. If it is impossible to determine the value of such goodwill loss, both parties hereby agree to use all the Deposits prepaid by Party B under this Contract and the Original Contract as the compensation for such goodwill loss.

(II) Payment of rent, property Management Fee and other related fees

During the lease term hereunder, Party B shall pay the rent, property Management Fee and any other payable fees to Party A and the property management company designated thereby by the time and in the amounts as specified herein.

Party B is exempted from paying rent to Party A for and within the rent-free period (beginning on *MM *DD *YY and ending on *MM *DD *YY), but it shall still pay other related fees hereunder and be subject to all the other terms and conditions provided for herein.

(III) Observation of provisions, regulations, etc

1. Party B shall observe the provisions of the Goldlion Digital Network Center User Manual and the Goldlion Digital Network Center Renovation Guide, accept the uniform management by the property management company designated by Party A, and use the Leased Premises in accordance with the provisions herein.

2. Party B shall strictly abide by the criteria of safe use.

3. Party B shall comply with all relevant Chinese laws, regulations, rules, requirements and systems and shall not use the Leased Premises for any illegal purpose or interfere with any normal use of the Center by Party A or any other user or lessee, failing which Party B shall solely bear any and all the resulting legal consequences and liabilities and indemnify Party A against all the losses sustained by the latter party as a result. Upon receipt from any government authority or any other relevant department of any notice regarding the Leased Premises, Party B shall notify Party A in writing.

4. Party B shall indemnify and hold harmless Party A against any and all possible claims, requests, lawsuits, proceedings, judgments, losses and related expenditures incurred or sustained by Party A which may result from any death or personal injury or loss of property caused by any conduct or negligence on the part of Party B or any of its employees, contractors, agents or visitors when in or using the Leased Premises.

(IV) Interior renovations

1. If any other renovation is attached to any of the facilities handed over by Party A to Party B , excluding as described in Article 6.5 herein, Party B may, pursuant to its own need and with prior written consent of Party A or the Property Management Company, replace or add renovations and facilities at its own expenses. However, Party B shall still be responsible for maintenance and servicing of the interior renovations of the Leased Premises, whether or not it continues using or replace all or any part of the renovations and facilities existing at the time of takeover of the Leased Premises. If Party B’s renovation of the Leased Premises involves any public location of the Center, Party A shall have the right to charge Party B the restoration deposit. Upon termination hereof, Article 10.1 herein shall be followed.

2. Before renovating the Leased Premises, Party B shall submit documents and pay relevant fees and expenses in accordance with and warrant to strictly observe the Goldlion Digital Network Center Renovation Guide formulated by the Property Management Company.

3. Before commencing renovation, Party B shall submit to Party A or the Property Management Company design and construction drawings in triplicate which shall be examined and, if approved, signed by Party A or the Property Management Company as the written consent thereof before construction commences. However, no such examination or approval by either Party A or the Property Management Company shall release Party B from any of its responsibilities or obligations under any government rule or regulation. No change shall be made to any architectural structure or fire system of the Center without prior approval by relevant government authority.

4. Party B shall neither rebuild, partition, renovate the Leased Premises in any way that may cause any damage to the existing architectural structure of the Center, especially in such aspects as structure, weight bearing, appearance, public location, etc, nor renovate in a manner inconsistent with the renovation drawings. Once any such circumstance is discovered, Party A shall have the right to claim damages from Party B, take all necessary measures to stop such defaulting renovation and request Party B to pay all the expenses incurred as a result of such behaviors.

5. Based on the different time when lessees take over their respective Leased Premises and in order to guarantee the working environment for lessees that took over their respective Leased Premises earlier, Party B represents and warrants that it is willing to carry out construction in a civilized manner and that it will not pile its construction materials or tools in any public passage or at any area outside the Leased Premises.

6. If Party B’s renovation needs connection to or modifying or removing any central systems such as water supply, power supply, gas supply, fire system, telecommunication line, security system, air conditioning system, sewage discharge system, etc, prior written consent shall be obtained from the Property Management Company and, when necessary, construction shall be performed by the construction team designated by the Property Management Company at the expense of Party B.

7. If Party B engages Party A to perform any related engineering, Party B shall perform acceptance inspection after Party A finishes the engineering work and sign related documents as confirmation.

8. During the process of conducting renovation engineering, Party B must request the Property Management Company for acceptance inspection of concealed works and acceptance inspection of completion. No concealed works shall be concealed before acceptance, otherwise the Property Management Company shall have the right to remove such concealed works and take related measures to order Party B to stop all renovation activities at the expense of Party B.

9. After completion of all the renovation engineering work, Party B shall request the Property Management Company for preliminary inspection and shall, within ninety (90) days after passing such preliminary inspection, pass the fire inspection by relevant government authority and submit related documents to Party A or the Property Management Company, failing which Party B shall not use the Leased Premises as its office.

10. Other rights and obligations as provided for in the Goldlion Digital Network Center Renovation Guide.

(V) Repair and cleaning

1. Party B shall be responsible for repairing and cleaning the renovation facilities, equipment, etc installed within the Leased Premises.

2. If Party A and Party B have signed the Goldlion Digital Network Center Site Use Agreement (Attachment / ), Party B shall also be responsible for repairing and cleaning such locations as stated therein.

(VI) No storage of dangerous goods permitted

Party B shall not store or procure or permit any third party to store in the Leased Premises any inflammable, explosive or toxic materials or goods that may endanger the Center.

(VII) Security and fire prevention

Party B shall be responsible for the security and fire prevention within the Leased Premises. Its responsible person or legal representative shall sign the Responsibility Letter for Security and Fire Prevention as confirmation for its responsibility for security and fire prevention.

(VIII)Creditor’s rights and debts

After execution hereof, Party B shall obtain the business license at its own expense and shall be exclusively and solely entitled to and responsible for its own profits, losses, creditor’s rights and debts, without involving Party A or Property Management Company.

(IX) Sub-lease and transfer

Without the prior written consent of Party A, Party B shall not transfer, transfer lease, or sub-lease, give up, assign, arrange or trade any part or all of the Leased Premises or any of Party B’s rights or interests for any reason or in any form that may enable any third party to acquire or hold the right to use, lease or occupy the Leased Premises or any part thereof, regardless whether or not any rent or any other consideration is already paid for such acquisition or holding.

(X) Party B is entitled to and shall observe all of its rights and obligations granted under applicable laws and regulations of the People’s Republic of China, administrative rules and policies as well as the provisions of the Goldlion Digital Network Center User Manual and the Goldlion Digital Network Center Renovation Guide.

Article 8 Forbearance is no waiver of rights

No forbearance, understanding or forgiving by Party A of Party B’s nonperformance, breach or violation hereof for one time or more times represents any waiver by Party A of any of its rights if Party B continues or re-commits any such nonperformance, breach or violation nor does it eliminate or affect any of the rights or indemnities to which Party A is entitled hereunder as a result of any continuous or subsequent nonperformance, breach or violation hereof on the part of Party B. Unless Party A declares in writing to waive any of such rights, no act or omission by Party A shall imply or be construed as any waiver of any of its rights. Any approval by Party A only serves as an express approval of a specific issue and shall not be regarded as any wavier by Party A of any other rights or exempt Party B from applying to Party A for any other written consent in future.

Article 9 Lease renewal

(I) Before the expiration hereof, Party A and Party B may renew this Contract and in such a case Party B shall have the right of first refusal under the same conditions.

(II) Party A shall, at least one hundred (100) days before the expiration hereof, send Party B a written notice indicating whether determining to renew or extend this Contract or not.

(III) If Party A determines not to renew this Contract, it shall, at least one hundred (100) days before the expiration hereof, send Party B a written notice to this effect.

(IV) If Party A determines not to renew this Contract, it shall, at least one hundred (100) days before the expiration hereof, send Party A a written notice to this effect, failing which Party A will regard Party B as having acquiesced in renewing or extending this Contract and will, within ninety (90) days before expiration hereof, send party B the Lease Renewal Notice according to which both parties shall, within one month before expiration hereof, re-negotiate and determine the terms and conditions for such lease renewal and sign a new lease contract.

(V) If Party B determines not to renew the lease, it shall provide Party A with assistance in leasing the Leased Premises again and allow Party A to bring prospective lessees to visit the Leased Premises.

(VI) Before expiration hereof, Party A and Party B shall, through friendly negotiation, conclude a written agreement on any extension or renewal of this Contract and on the terms and conditions of the renewed lease contract.

Article 10 Termination

(I) Upon expiration or earlier termination of the lease term hereunder, Party B, at Party A’s request, shall remove all the equipment items and renovations left in and then restore the Leased Premises. At the same time, Party A also has the right to request Party B to keep all or any part of such equipment items and renovations as embedded in the structures or walls of the Leased Premises. When removing equipment items and renovations, Party B shall maintain the integrity of the site and repair any resulting damage (except natural wear) and complete written handover formalities with Party A. If Party A has previously charged Party B any restoration deposit, Party B may, at the request of Party A, finish such restoration before requesting Party A to refund such restoration deposit without interest in accordance with the provisions of Article 4.2 herein.

(II) If Party B fails to perform any of its obligations as specified in the above Paragraph (I) before the expiration or earlier termination of lease term hereunder, Party B shall still pay the rent, Management Fee, electricity fee and other fees on a daily basis to Party A for the period from the day next to such expiration or earlier termination to the day when all of the above-said written handover formalities are completed. Nevertheless, payment of such fees does not represent continuation of the lease relationship between both parties.

(III) If no renewal contract is entered into by both parties after the expiration of the lease term hereunder and Party A requests repossession of the Leased Premises, if Party A fails to hand over the Leased Premises after the due time, Party A, in addition to requesting Party B to move out of the Leased Premises within a limited time and pay the rent for the occupation after the due time, shall have the right to charge Party B 20% of the total rent incurred for the period of occupation after the due time as the liquidated damages.

(IV) After expiration or earlier termination hereof, if Party B fails to perform any of its obligations as specified in the above Paragraph (I), on and from the seventh day (including public holidays and festivals) after such expiration or earlier termination hereof, all the goods and equipments left by Party B in the Leased Premises shall be regarded Party B’s wastes of which Party A shall have the right to dispose in such manners as including selling or using for any other reasonable purposes, discounting for offsetting any overdue amounts payable by Party B and all the expenses incurred in such disposing of such wastes and restoring the Leased Premises as a result of removing equipments and renovations from the Leased Premises, and not refund the balance (if any) to Party B.

(V) After expiration or earlier termination hereof, Party B, when returning the Leased Premises to Party A, shall not for any reason request Party A to purchase or compensate Party B for any interior renovations or equipment items in the Leased Premises.

(VI) If Party B goes bankrupt or receives any order for winding up or is acquired or merged, Party A may terminate this Contract by giving Party B a written notice without making any compensation to Party B.

Article 11 Liabilities

I. Defaulting liabilities

(I) During the lease term hereunder, if any party fails or refuses to perform any of its obligations hereunder, making the other party decide to recover any amount by any approach or in any way, the breaching party shall be responsible for compensating the non-breaching party for any and all the expenses (e.g. all handling charges, overheads, legal and lawyers’ fees ,etc. in connection with the claim against the defaulting party, incurred by the non-breaching party) as a result of such breach and pay to the non-breaching party any such expense within three days after it is actually incurred. For every day after the time specified above, the breaching party shall pay the non-breaching party a late fee at a rate of 0.1% of the overdue amount.

(II) During the lease term, if any party unilaterally rescinds this Contract without any legal or agreed cause, the other party shall have the right to claim any and all losses from the rescinding party and to charge the rescinding party 20% of the total rent incurred during the Lease Duration of this Contract as the liquidated damages.

(III) If Party B, without the prior written consent of Party A, unilaterally terminates this Contract or moves out of the Center, it shall constitute a default on the part of Party B and, in such a case, Party A shall have the right to rescind this Contract at any time by giving Party B a written notice, repossess the Leased Premises, not refund any of the Deposits, charge Party B 20% of the total rent incurred during the Lease Duration of this Contract as the liquidated damages, and claim from Party B any and all direct economic losses sustained by Party A as a result of such default.

(IV) If either Party A or Party B fails to perform any provision herein or violates any relevant law or regulation and still fails to effect performance or correction within a reasonable time after receipt a request from the other party for performance or correction, the responsible party shall bear any and all the resulting losses.

(V) The foregoing notwithstanding, Party B shall be regarded as having breached this Contract and Party A shall have the right to take any and all necessary measures (including written warning, lawyer’s warning, lawsuit, etc) to request Party B to honor this Contract if Party B

1. Breaches this Contract and, within seven days after receipt of notice regarding such breach, fails to correct the breach; or

2. Obviously hinder any other lessee of the Center or breaches any provision of the Goldlion Digital Network Center User Manual or the Goldlion Digital Network Center Renovation Guide and fails to correct effectively; or

3. Fails to pass the fire inspection by relevant government authority within ninety (90) days after passing preliminary inspection and further fails to submit related documents to Party A or the Property Management Company.

II. Liabilities for damages

If any intentional or negligent behavior of any party hereto or any of its employees or agents causes any personal injury or loss of property to the other party hereto or any third party, the breaching party shall be responsible for all the economic losses and legal consequences and liabilities.

Article 12 Exemption of liabilities

(I) Damages caused by insects and losses caused by thefts, robberies and other criminal offences not due to any liability on the part of Party A (according to the Goldlion Digital Network Center User Manual);

(II) Interruption of water supply, power supply, gas supply, etc due to any municipal construction activity or external accident;

(III) Any normal servicing of the Center after Party A gives Party B 24 hours’ notice, and interruption of water supply, power supply, gas supply, etc due to urgent repair of breakdown;

(IV) Damages caused to Party B by any emergent rescue;

(V) Damages arising among lessees (except where the Property Management Company commits any material negligent or intentional behavior)

Article 13 Force majeure

During the lease term hereunder, if performance by any party of its any obligations is rendered impossible or postponed for more than thirty days by any force majeure event, including but not limited to explosion, fire disaster, earthquake, typhoon, storm, tsunami, cyclone, land collapse, mud-rock flow, landslide, lightning, thunder, flood, fallen aerolite, war, terrorist attack, riot, civil strife, epidemic, strike, fallen air vehicle, nuclear radiation, etc not due to either party’s responsibility, and the cause of contract termination caused by such force majeure event is not or cannot be remedied, the party not affected by such fore majeure event, after the affected party provides the written supporting documents issued by a relevant government authority, may terminate this Contract by giving the affected party thirty days’ written notice and neither party shall be held responsible or liable to the other party. If performance of this Contract may be resumed after the disappearance of the force majeure event, both party shall continue performance hereof.

Article 14 Rules and conflicts

In order to ensure that the Center becomes an internationally recognized Class A commercial building, Party A shall have the right to publish, introduce, modify, adopt or rescind any rule in writing at any time, provided that such a rule is good for the operation, management and maintenance of the Center. Where any oral promise, interpretation or commercial advertisement in any business activity relating to the lease or sale of the Center conflicts with this Contract, the Goldlion Digital Network Center User Manual, or the Goldlion Digital Network Center Renovation Guide, this Contract, the Goldlion Digital Network Center User Manual, or the Goldlion Digital Network Center Renovation Guide shall prevail. Party B hereby undertakes to abide by the Goldlion Digital Network Center User Manual and the Goldlion Digital Network Center Renovation Guide.

Article 15 Notices and service

(I) Any notice given hereunder shall be delivered to the receiving party at the address indicated below:

If the notice is given to Party A, it shall be delivered to:

BM Floor, Goldlion Digital Network Center

No. 138, East Tiyu Road, Tianhe District, Guangzhou, 510620

Or any other address as indicated in any written notice given by Party A.

If the notice is given to Party B, it shall be delivered to:

Room#2902-03, Goldlion Digital Network Center

No. 138, East Tiyu Road, Tianhe District, Guangzhou, 510620

Or any other address as indicated in any written notice given by Party B.

(II) Any notice, upon being sent to the corresponding address given above, shall be regarded as effectively served; if sent by mail, it shall be regarded as effectively served on the third day after being mailed; if delivered in person, it shall be regarded as effectively served upon being delivered to the corresponding address given above; if by fax, it shall be regarded as effectively served upon being faxed.

Article 16 No joint venture and no profit warranty

Execution of this Contract does not mean any economic or legal relationship (including but not limited to joint venture, shareholding, acquisition, merger, etc) between both parties hereto or constitute any warranty for profit to any party. Each party hereto is a legal person independent of the other party and shall be responsible for its own operation, profits, losses and taxes.

Article 17 No creation of third-party obligations

This Contract does not impose any obligation on any third party or bind any uninformed third party, except the Property Management Company which is declared herein in writing.

Article 18 Modification and transfer

Without the written consent of the other party, no change or modification made by either party hereto or to any attachment hereto shall be effective or valid and no transfer by either party of any of its rights or obligations hereunder or under any attachment hereto to any third party shall be effective or valid.

Article 19 Substitution

This Contract replaces and substitutes any and all previous written and oral agreements (including but not limited to summary of negotiations, meeting minutes, memoranda, telephone records, faxes, audio recordings, video recordings, etc) made by both parties during negotiations, meetings, etc and constitutes the final agreement between both parties.

Article 20 Governing law and jurisdiction

Any dispute arising out of or in relation hereto shall be settled by both parties through friendly negotiation. If negotiation fails to settle the dispute, it shall be submitted to a people’s court that has jurisdiction over the place where the Center is located. This Contract shall be governed by and construed in accordance with the laws of the People’s Republic of China.

Article 21 Effectiveness and validity

(I) This Contract has four counterparts and will take effect after being signed by duly authorized representatives and affixed with the company seals of both parties. One counterpart shall be provided for Party A, two counterparts for Party B and one counterpart for the administration for real property lease for contract registration and filing. Party A shall be responsible for handling and Party B shall provide all the documents necessary for such registration and filing formalities.

(II) Attachments hereto are:

Attachment 1: Floor Plan

Attachment 2:             /

Attachment 3:             /

(3) This Contract and all attachments hereto constitute an entire agreement. Each attachment hereto has the same legal force and effect as this Contract.

(4) If any provision herein is judged by a competent people’s court as invalid or unenforceable, it will not affect the validity or enforceability of any other provision herein.

(5) If this Contract has both a Chinese version and an English version and if there is any discrepancy between these two versions, the Chinese version shall prevail.

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(SIGNATURES TO FOLLOW)

Party A (Company Seal):	Party B (Company Seal):

Guangzhou Goldlion City Property Co., Ltd.	Quan Toodou Network Science and Technology Co., Ltd.

[seal: Guangzhou Goldlion City Property Co., Ltd.]	[seal: Quan Toodou Network Science and Technology Co., Ltd.]

Legal representative: Zhiming Zeng	Legal representative

ID Card No.: D510056 (A)	Certificate No.:

Authorized representative:	Authorized representative:

Certificate No.:	Certificate No.:

Address: No.138, East Tiyu Road,	Address:

Guangzhou

Tel.: (020) 38780800	Tel.:

Date: March 20, 2009	Date: MM DD YY

Place of execution: Tianhe District, Guangzhou

Representation by Guangzhou Yindie Property Management Co., Ltd (“Yindie”):

Yindie hereby acknowledges all the rights and obligations that are agreed in this Contract and all the attachments hereto and involve Yindie and is willing to be bound by this Contract and all the attachments hereto.

Guangzhou Yindie Property Management Co., Ltd

[seal: Guangzhou Yindie Property Management Co., Ltd]

Date: March 20, 2009

Attachment 1: Floor Plan

This plan is only used for identifying the location of the Leased Premises and does not represent the actual dimensions of the Leased Premises. It shall not be used for any other purpose.

Party A:	Party B:
Company seal:	Company seal:
[seal: Guangzhou Goldlion City Property Co., Ltd.]	[seal: Quan Toodou Network Science and Technology Co., Ltd.]